Exhibit 99.3
STATEMENT OF OPERATIONS GAAP TO NON-GAAP ADJUSTMENTS BY LINE ITEM
January 1, 2010 — December 31, 2010

	Generic Segment					Brand Segment							(Gain)
					Total Generic					Total Brand			loss on						Total After-
	Other		Sales and		Segment	Other		Sales and		Segment			sale of	Interest		Other	Total Pre-tax	Tax	tax
Expense Type	Revenue	COS	Marketing	R&D	Adjustments	Revenue	COS	Marketing	R&D	Adjustments	G&A	Amortization	assets	Expense		income	Adjustments	Effect	Adjustments
Amortization	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$180.0	$—	$—		$—	$180.0	$(50.7)	$129.3
Acquisition and licensing charges	(27.5)	11.8	0.2	—	(15.5)	—	—	—	33.9	33.9	10.2	—	—	29.8	(1)	—	58.4	(16.3)	42.1
Global supply chain initiative	—	30.3	(0.3)	9.5	39.5	—	—	—	—	—	2.0	—	—	—		—	41.5	(14.1)	27.4
Legal settlements	—	—	—	—	—	—	—	—	—	—	132.9	—	—	—		—	132.9	(51.2)	81.7
Asset sales/impairments	—	—	—	—	—	—	—	—	—	—	—	—	30.8	—		1.8	32.6	(15.0)	17.6
(Gain) loss on securities	—	—	—	—	—	—	—	—	—	—	—	—	(24.8)	—		(0.8)	(25.6)	9.7	(15.9)
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—		0.5	0.5	(0.2)	0.3

Totals by Segment and P&L Line Item	$(27.5)	$42.1	$(0.1)	$9.5	$24.0	$—	$—	$—	$33.9	$33.9	$145.1	$180.0	$6.0	$29.8		$1.5	$420.3	$(137.8)	$282.5

I.R.S. audit settlement																		(18.7)	(18.7)
Other tax items																		(22.8)	(22.8)

								(Gain)
					Total			loss on
	Other		Sales and		Segment			sale of	Interest	Other	Total Pre-tax
	Revenue	COS	Marketing	R&D	Adjustments	G&A	Amortization	assets	Expense	Income	Adjustments

Totals by P&L Line Item	$(27.5)	$42.1	$(0.1)	$43.4	$57.9	$145.1	$180.0	$6.0	$29.8	$1.5	$420.3	$(179.3)	$241.0

(1) Included within acquisition and licensing charges are interest accretion charges on the following obligations:

Atorvastatin contingent consideration obligation									12.1
Manditorily Redeemable Preferred Stock									15.2
Columbia contingent consideration obligation									2.5

									$29.8